Contact:	Brad Belhouse — Investors	Gary Thompson — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6529

Release #HET 06-0446

Harrah’s Entertainment To Appeal Station Casinos Patent Ruling

                LAS VEGAS, June 21, 2004 — Harrah’s Entertainment, Inc. (NYSE:HET) said it plans to appeal a recent decision by the United States District Court for the District of Nevada granting a Station Casinos, Inc. motion for summary judgment in patent litigation between the two companies.

                Harrah’s sued Station in July 2001 over infringement of Harrah’s national customer-recognition system and methods patents (U.S. patent Nos. 5,761,647 and 6,183,362) (the “Customer Recognition Patents”) and its patent involving the activation of physical instrumentalities through the use of a customer reward card (U.S. patent No. 6,003,013) — the “013 Patent”.

                In granting Station’s motion, the District Court last month ruled that Harrah’s Customer Recognition Patents and a portion of the 013 Patent are invalid. The District Court denied other motions by Station seeking to invalidate and render unenforceable the patents. The District Court has additional motions pending with respect to the portion of Harrah’s 013 Patent claims that are not affected by the invalidity ruling. Harrah’s will dismiss the unaffected 013 Patent claims, and will not pursue those claims against Station.

                “We expect that a dismissal of our remaining claims relating to the 013 Patent will enable us to expedite an appeal of the trial court’s ruling on our Customer Recognition Patents and resolve our claims as promptly as possible,” said Stephen Brammell, Harrah’s senior vice president and general counsel. “A substantial percentage of trial court rulings in patent litigation are overturned on appeal. We are confident that we will prevail on appeal and that our patents will be found to be valid and enforceable. We will continue to vigorously protect our patents against infringing parties.”

                Founded 66 years ago, Harrah’s Entertainment, Inc. owns or manages through various subsidiaries 25 casinos in the United States, primarily under the Harrah’s brand name. Harrah’s Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available on the company’s Web site, www.harrahs.com.

                This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

                We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

•                  the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular;

•                  construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•                  the effects of environmental and structural building conditions relating to the company’s properties;

•                  our ability to timely and cost effectively integrate into our operations the companies that we acquire;

•                  access to available and feasible financing;

•                  changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•                  litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•                  ability of our customer-tracking, customer-loyalty and yield-management programs to continue to increase customer loyalty and same-store sales;

•                  our ability to recoup costs of capital investments through higher revenues;

•                  acts of war or terrorist incidents;

•                  abnormal gaming holds, and

•                  the effects of competition, including locations of competitors and operating and market competition.

                Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.